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                                                                    EXHIBIT 99.1

                   [LETTERHEAD OF SALOMON SMITH BARNEY INC.]

Board of Directors
IXnet, Inc.
Wall Street Plaza
88 Pine Street
New York, New York 10005

Members of the Board:

   We hereby consent to the inclusion of our opinion letter dated February 22, 2000 as Appendix C-1 to, and to the reference thereto under the caption "SUMMARY--Opinions of financial advisors" and "THE MERGERS--Opinions of IXnet's and IPC's financial advisors--Opinion of Salomon Smith Barney to the IXnet board of directors" in, the Information Statement/Prospectus of IXnet, Inc. ("IXnet"), IPC Communications, Inc. ("IPC") and Global Crossing Ltd. ("Global Crossing") relating to the proposed merger transactions involving IXnet, IPC and Global Crossing, which Information Statement/Prospectus is part of the Registration Statement on Form S-4 of Global Crossing. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                              /s/ Salomon Smith Barney Inc.
                                          By __________________________________
                                                SALOMON SMITH BARNEY INC.

New York, New York
April 11, 2000